Exhibit 10.1

FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

THIS FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT (this “First Amendment”) of TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), is entered into and effective as of March 12, 2012 by the sole general partner, TNP Strategic Retail Trust, Inc., a Maryland corporation (the “General Partner”).

RECITALS

A. The Partnership is governed by that certain Limited Partnership Agreement entered into on December 31, 2008 (the “Original Agreement”). Capitalized terms used by not defined herein shall have the meaning ascribed to them in the Original Agreement. The term “Agreement” shall refer to the Original Agreement as amended by this First Amendment.

B. The General Partner has determined that it is in the best interest of the Partnership to, in accordance with Article 11 of the Original Agreement, amend the Original Agreement to include provisions regarding the admission of new Limited Partners, and otherwise amend the Original Agreement as set forth herein. Pursuant to Article 11 of the Original Agreement the consent of the General Partner (and no other partner) is required in connection with such an amendment.

AGREEMENT

1. Additional Capital Contributions and Issuances of Additional Partnership Interests. Section 4.2(a) of the Original Agreement is hereby amended by inserting the following Section 4.2(a)(iii) after the end of Section 4.2(a)(ii) of the Original Agreement:

(iii) Admittance of new holders of Partnership Units. Notwithstanding anything to the contrary contained herein, upon the issuance of additional Partnership Interests by the General Partner in accordance with the terms hereof, any holder of Limited Partnership Interests that is not already a Partner shall be deemed admitted as a Limited Partner of the Partnership only upon (1) the prior consent of the General Partner (and no consent of any other Limited Partner or Special OP Unitholders shall be required), (2) the notation of such Person as a holder of Limited Partnership Interests in the books and records of the Company, and (3) the compliance of such new holder of Limited Partnership Interests with the reasonable requests of the General Partner in connection with documenting its admittance to the Company. The General Partner is further authorized, from time to time, to amend Exhibit A to this Agreement to reflect the admission of the holders of Limited Partnership Interests as a Partner of the Company.

2. Entire Agreement. The Original Agreement, as modified by this First Amendment, constitutes the entire and only agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this First Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

3. Countemarts. This First Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this First Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the General Partner hereby consents to and enters into this First Amendment as of the date above first written.

GENERAL PARTNER:

TNP Strategic Retail Trust, Inc., a Maryland corporation

By:	/s/ James Wolford
Name:	James Wolford
Its:	CFO

Signature Page to First Amendment to Limited Partnership Agreement